Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

COLLAB Z INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)		$	$17,250,000.00	0.0001381	$2,382.23

Total Offering Amounts:							$17,250,000.00		2,382.23
Total Fees Previously Paid:									0.00
Total Fee Offsets:									980.30
Net Fee Due:									$1,401.93

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Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

Includes shares of common stock that may be purchased by the underwriter pursuant to their over-allotment option.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-288817	07/21/2025		$980.30				$	$
Fee Offset Sources	COLLAB Z INC.		S-1	333-288817		07/21/2025							980.30

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Explanation of the basis for claimed offset:

(1)	The Registrant’s Registration Statement on Form S-1 (Registration No. 333-288817) was initially filed on July 21, 2025, and became effective on November 9, 2025. The offering under the previous Form S-1 was terminated, and there were no sales of the Registrant’s securities under such Registration Statement.